UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 466-7125

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 28, 2022, the Board of Directors of ALX Oncology Holdings Inc. (the “Company”) appointed Scott Garland to its Board of Directors and increased the size of its Board of Directors from seven to eight directors in connection with his appointment. The appointment was made based upon the recommendation of the Corporate Governance and Nominating Committee of the Company’s Board of Directors. Mr. Garland has been designated as a Class III director for a term expiring at the Company’s 2023 Annual Meeting of Stockholders.

Mr. Garland currently serves as the Chief Executive Officer of PACT Pharma, a clinical stage immuno-oncology company focused on engineering T cell therapies. Over his 30 years of experience in the biopharmaceutical industry, Mr. Garland has held various leadership positions, with recent expertise focused on commercial product launches, including as President and Chief Executive Officer of Portola Pharmaceuticals from October 2018 until July 2020, as President and Chief Commercial Officer of Relypsa, Inc. from November 2014 until October 2018, and previously as Chief Commercial Officer of Exelixis, Inc. Mr. Garland currently serves as a member of the board of directors of Calithera Biosciences, Inc. and Day One Biopharmaceuticals, Inc. Mr. Garland holds a B.S. from California Polytechnic State University, San Luis Obispo and an M.B.A. from Duke University’s Fuqua School of Business.

In accordance with the Company’s outside director compensation policy (the “Policy”) and in connection with his appointment on November 28, 2022, Mr. Garland was automatically granted an initial award of stock options to purchase 24,009 shares of the Company’s common stock (the “Initial Award”). The Initial Award is scheduled to vest in equal installments as to one thirty-sixth of the shares subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to the Company through the applicable vesting date. Mr. Garland shall also be entitled to annual cash compensation and equity awards under the terms of the Policy. In addition, the Company entered into an indemnification agreement with Mr. Garland in the same form as the Company’s other directors.

There are no arrangements or understandings between Mr. Garland and any other person pursuant to which he was selected to serve on the Company’s Board of Directors. There are no transactions in which the Company or any of its subsidiaries is a party and in which Mr. Garland has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On November 29, 2022, the Company issued a press release announcing the appointment of Mr. Garland to its Board of Directors. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit Number	Description

99.1	Press Release dated November 29, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: November 29, 2022	By:	/s/ Peter Garcia
Peter Garcia
Chief Financial Officer